SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama (Address of Principal Executive Office )	35209 (Zip code)
Registrant’s telephone number, including area code: (205) 877-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 21, 2008, our Board of Directors amended several sections of our bylaws. These changes:
•	Make the Chairman of the Board and Vice-Chairman of the Board non-executive officers by moving the description of these offices from Article VI to Article III. See Section 3.7.

•	Modify the duties of the Chairman of the Board and the Chief Executive Officer, where appropriate, to reflect the change to a non-executive Chairman of the Board. See Sections 2.5, 2.9, 3.4, 4.1, 4.2, 4.3, 4.4, 4.5 and 7.1.

•	Establish the Chief Financial Officer as an executive officer and conform descriptions of the duties of the other executive officers with our current practice. See Sections 6.1, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13 and 6.14.

•	Update the By-Laws to allow for notice and voting via electronic and other methods as allowed under Delaware law. This change facilitates compliance with the SEC rules that require proxy materials to be made available on the Internet. See Sections 2.4, 2.6, 2.11 and 5.1.

•	Amend the By-Laws to conform the procedure for submission of stockholder proposals and director nominations with our Corporate Governance Principles and SEC requirements. See Section 2.16 and 3.10)

•	Provide for executive sessions of non-management directors in accordance with the SEC and NYSE corporate governance requirements. See Section 3.13.
     Our Bylaws, as amended through May 21, 2008, are attached as Exhibit 3.1. The amendments to our Bylaws were effective when approved by our Board of Directors on May 21, 2008
Item 7.01 REGULATION FD DISCLOSURE
     On May 21, 2008 we issued a news release (included as Exhibit 99.1) announcing that our Board of Directors has authorized the redemption of our 3.90% Convertible Senior Debentures due 2023. We can redeem these debentures beginning on July 7, 2008 at a cash redemption price of $107,600,000 plus accrued and unpaid interest.
     Once we notify holders of the debentures of our intention to redeem them, the holders may elect conversion into shares of our common stock at the rate of 23.9037 shares per $1,000 of the principal amount of the Debentures. This represents a conversion price of $41.83 per share of common stock. (Please note that the news release issued on May 21, 2008 contained an error in the conversion ration and conversion price. The data presented here in item 7.01 is correct) We currently intend to settle the conversion in stock. However, we have the right to settle the conversion of the debentures for cash or stock, or a combination of the two and our plans could change as we near the redemption date.
     In our May 21, 2008 news release we also reported that our Board of Directors voted to accept the recommendation of its Compensation Committee to reduce the available shares in the 2008 Equity Incentive Plan from three million shares to two million shares. We disclosed our intention to modify the plan in a Current Report on Form 8K which we filed on May 12, 2008. We are incorporating that filing into this Current Report on Form 8K by reference.
     Our May 21, 2008 news release also reported the results of our Annual Meeting of Shareholders. Shareholders re-elected Lucian F. Bloodworth, Board Chairman A. Derrill Crowe, M.D., Robert E. Flowers, M.D., Ann F. Putallaz and Drayton Nabers, Jr. to serve three year terms expiring at the 2011 annual meeting. Shareholders also ratified last year’s addition of Chief Executive Officer Stan Starnes to our Board of Directors and the selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2008. In addition, shareholders gave overwhelming approval to the 2008 Equity Incentive Plan and the 2008 Annual Incentive Compensation Plan. The news release reporting the results of that meeting is included as Exhibit 99.1.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1	The Bylaws of ProAssurance Corporation, as Amended through May 21, 2008
99.1	Our news release (updated and corrected), dated May 21, 2008, announcing the results of voting at the 2008 Annual Meeting of Shareholders
99.2	Current Report on Form 8K filed May 12, 2008 and incorporated into Item 7.01 by reference
     We are furnishing exhibit 99.1 and exhibit 99.2 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosures. These exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2008

PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice-President

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	The Bylaws of ProAssurance Corporation, as Amended through May 21, 2008

Exhibit 99.1	News Release dated May 21, 2008 (updated and corrected)

Exhibit 99.2	Current Report on Form 8K, Filed May 12, 2008 (incorporated by reference)

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